Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701
Company Contact:
Christina W. Hagan
Chief Financial Officer
(800) 332-9766
www.dawson3d.com
Dawson Geophysical to Issue Fourth Quarter 2009 Results and Hold Investor Conference Call
MIDLAND, Texas, November 2, 2009/PRNewswire-FirstCall/ — — Dawson Geophysical Company (Nasdaq: DWSN — News) announced today that it plans to publicly release financial results for its fiscal 2009 year-end and quarter ended September 30, the Company’s fourth quarter of fiscal 2009, before the market opens on Tuesday, November 10, 2009. An investor conference call to review the fourth quarter and year-end results will be held on Tuesday, November 10, 2009, at 9:00 a.m. Central Time.

Date:	Tuesday, November 10, 2009

Time:	10:00 AM EST
9:00 AM CST
8:00 AM MST
7:00 AM PST

Call:	(866) 322-9730 (US/Canada) and (706) 679-6054 (International) Passcode 37853361

Internet:	Live and rebroadcast over the internet, log onto http://www.dawson3d.com

Replay:	Available through Thursday, November 12, 2009, at (800) 642-1687 (US/Canada) and (706) 645-9291 (International), Passcode 37853361, and available for 30 days on the Company’s web site at http://www.dawson3d.com
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, limited number of customers, credit risk related to our customers, cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, managing growth, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2008. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Source:	Dawson Geophysical Company